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[LETTERHEAD OF BECTON DICKINSON]



News Release



Contact:
Colleen T. White, Corporate Communications - 201-847-5369
Patricia A. Spinella, Investor Relations - 201-847-5453


                           BD BOARD DECLARES DIVIDEND

Franklin Lakes, NJ (July 27, 2004) - The Board of Directors of BD (Becton, Dickinson and Company) (NYSE:BDX) has declared a quarterly dividend of 15 cents per common share. The dividend will be payable on September 30, 2004 to holders of record on September 9, 2004. The indicated annual dividend rate is 60 cents per share.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2003, BD reported total revenues of $4.528 billion.

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